UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2006

Xenonics Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50775	84-1433854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2236 Rutherford Road, Ste 123, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 438-4004

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2005, Xenonics Holdings, Inc. (the "Company") and Patriot Associates LLC (the "Consultant") entered into a Consulting Agreement. Pursuant to the Consulting Agreement, as amended, the Company agreed to issue to the Consultant (i) 187,500 shares of the Company's common stock and (ii) a Warrant to purchase 1,312,500 shares of the Company's common stock at an exercise price of $2.00 per share. The Warrant vests and becomes exercisable on the 210th day after October 19, 2005 based on the Consultant's performance under the Consulting Agreement, and (ii) the issuance to the Consultant of the 187,500 shares of common stock is subject to the Consultant's performance under the Consulting Agreement. A copy of the Consulting Agreement, as amended, was previously filed with the Securities and Exchange Commission.

On May 11, 2006, the Company and the Consultant entered into Amendment No. 3 to the Consulting Agreement. Amendment No. 3 extends the 210-day vesting period to September 30, 2006. A copy of Amendment No. 3 is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1
Amendment No. 3 dated as of May 11, 2006, between Xenonics Holdings, Inc. and Patriot Associates LLC, to the Consulting Agreement dated as of September 9, 2005 and effective as of August 9, 2005 between Xenonics Holdings, Inc. and Patriot Associates LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

May 17, 2006	By:	/s/ Richard J. Naughton

Name: Richard J. Naughton
Title: Chief Executive Officer

Xenonics Holdings, Inc.

May 17, 2006	By:	/s/ Donna G. Lee

Name: Donna G. Lee
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3 dated as of May 11, 2006, between Xenonics Holdings, Inc. and Patriot Associates LLC, to the Consulting Agreement dated as of September 9, 2005 and effective as of August 9, 2005 between Xenonics Holdings, Inc. and Patriot Associates LLC.